Refco Appoints Harrison J. Goldin as Chief Executive Officer

NEW YORK, Dec. 19 /PRNewswire-FirstCall/ -- Refco Inc. (OTC: RFXCQ - News) announced today that it has appointed Harrison J. Goldin as Chief Executive Officer of the company. Mr. Goldin succeeds Robert Dangremond, who served as interim Chief Executive Officer following the resignation of William Sexton in November. "As Refco begins to wind up its affairs, Mr. Goldin brings qualities of independence, integrity and experience in such matters, as well as the respect of all parties, which the Company believes will facilitate an efficient process," said James Craig, a spokesman for the company.

Mr. Goldin's appointment was endorsed by the Official Committee of Creditors in Refco's bankruptcy case.

Mr. Goldin is senior managing director of Goldin Associates, LLC, which provides financial advisory, interim management, forensic investigation, and strategic and risk management consulting services. Mr. Goldin and his firm have often acted as interim manager, examiner, independent investigator and trustee. He also is founding chair and chairman emeritus of the Council of Institutional Investors.

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changes in domestic and international market conditions; competition; our
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